UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): February 27, 2009
POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

8550 Mosley Drive	77075-1180
Houston, Texas
(Address of Principal	(Zip Code)
Executive Offices)
(713) 944-6900
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Action (17CFR240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
     On February 27, 2009, Powell Industries, Inc. (the “Company”) entered into an indemnification agreement with each member of its Board of Directors and each of its named executive officers as set forth in its most recent proxy statement (the “Named Executive Officers”). These agreements provide, among other things, that the Company will indemnify each Director and Named Executive Officer (each, an “Indemnitee”) in the event that the Indemnitee becomes a party or otherwise a participant in any action or proceeding on account of the Indemnitee’s service as a Director of the Company (or service for another corporation or entity in any capacity at the request of the Company) to the fullest extent permitted by applicable law. Under the indemnification agreement, the Company will pay, in advance of the final disposition of any such action or proceeding, expenses (including attorneys’ fees) incurred by the Indemnitee in defending or otherwise responding to such action or proceeding upon receipt of a written undertaking from the Indemnitee to repay the amount advanced consistent with applicable law in the event that a court shall ultimately determine that he or she is not entitled to be indemnified for such expenses. The advancement of such expenses shall not be required if it is determined by certain governmental authorities that such advancement is a personal loan in contravention of the Sarbanes-Oxley Act. The contractual rights to indemnification provided by the indemnification agreements are subject to the limitations and conditions specified in the agreements, and are in addition to any other rights each Indemnitee may have under the Company’s Certificate of Incorporation and By-Laws, each as amended from time to time, and applicable law.
     The foregoing summary of the indemnification agreements is qualified in its entirety by reference to the form of indemnification agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01(d) — Exhibits.

Exhibit
Number	Description
10.1	Form of Indemnification Agreement for Directors and Named Executive Officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWELL INDUSTRIES, INC.

Date: March 3, 2009
	By:	/s/ DON R. MADISON Don R. Madison
Executive Vice President
Chief Financial and Administrative Officer
(Principal Accounting and Financial Officer)

Exhibit Index

Exhibit
Number	Description
10.1	Form of Indemnification Agreement for Directors and Named Executive Officers.

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